EXHIBIT 10.2

ISSUER DIRECT CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is effective as of January 24, 2022 (the “Effective Date”), is between Issuer Direct Corporation, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).

BACKGROUND

A. The Participant is currently an employee of the Company

B. The Company desires to (i) provide the Participant with an incentive to remain as an employee of the Company, and (ii) increase the Participant’s interest in the success of the Company by granting restricted stock units (the “Restricted Stock Units”) to the Participant.

C. The grant of the Restricted Stock Units is (i) made subject to the terms and conditions of this Agreement, and (ii) not employment compensation nor an employment right.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units. Subject to the provisions of this Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account maintained by the Company, or a third party on behalf of the Company, for the Participant’s benefit the Restricted Stock Units, each of which shall be deemed to be the equivalent of one share of the Company’s common stock, par value $.001 per share (each, a “Share”).

2. Terms and Conditions. All of the Restricted Stock Units shall initially be unvested.

(a) Vesting. Provided Participant remains an employee of the Company, all of the Shares shall vest three years from the Effective Date (the “Vesting Schedule”). In the event of a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan, as amended), the Restricted Stock Units not previously vested shall immediately become vested.

(b) Restrictions on Transfer. Until the applicable vesting date under the Vesting Schedule, no transfer of the Restricted Stock Units or any of the Participant’s rights with respect to the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Company’s Board of Directors determines otherwise, upon any attempt to transfer any Restricted Stock Units or any rights in respect of the Restricted Stock Units before the applicable vesting date under the Vesting Schedule.

(c) Forfeiture. Upon termination of the Participant’s as an employee of the Company, the Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.

3. Taxes. The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock Units and the disposition of the shares following the settlement of Restricted Stock Units are complex and subject to change.

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4. Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the settlement of Restricted Stock Units to the Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

5. No Obligation to Register. The Company shall be under no obligation to register any shares as a result of the settlement of the Restricted Stock Units pursuant to the Securities Act or any other federal or state securities laws.

6. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Units Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Stock Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

7. Rights as a Stockholder. The Participant shall not possess any rights of a stockholder underlying the Restricted Stock Units until the Restricted Stock Units have settled in accordance with the provisions of this Agreement.

8. Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

9. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at One Glenwood Drive, Suite 1001, Raleigh, North Carolina 27603, Attention: Chief Financial Officer (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

10. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

11. Authority of the Administrator. The Company’s Board of Directors or Compensation Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

12. Representations. The Participant has reviewed with his own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

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13. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Agreement.

14. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware.

15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16. Amendments; Construction. The Company may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Restricted Stock Units and shall have no effect on the interpretation hereof.

17. Acceptance. The Participant hereby acknowledges receipt of a copy of this Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Restricted Stock Units subject to all the terms and conditions of this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

18. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Participant acknowledges that the award granted under this Agreement is not employment compensation nor is it an employment right, and is being granted at the sole discretion of the Company’s Board of Directors or Compensation Committee. Neither this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any affiliate or subsidiary thereof to terminate the employment of the Participant at any time.

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(b) No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its affiliates.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement is effective as of the date first referenced above.

ISSUER DIRECT CORPORATION

By:
Name:	Brian R. Balbirnie
Title:	Chief Executive Officer

PARTICIPANT

Name:	Timothy Pitoniak
Address:

Social Security No: __________________________________

Date of Grant: January 24, 2022

Number of Shares of Restricted Stock Units: 20,000

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